Exhibit 23.7

                    Consent of Keefe, Bruyette & Woods, Inc.
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                                                                   July 24, 2003



                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.


         We hereby consent to the use of our opinion letter to the Board of Directors of Oregon Trail Financial Corp. included as Appendix B to the Proxy Statement-Prospectus which forms part of the Registration Statement to Form S-4 pre-effective amendment relating to the proposed merger of FirstBank NW Corp. and Oregon Trail Financial Corp. and to the references to such opinion therein.

         In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the terms "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                       KEEFE, BRUYETTE & WOODS, INC.

                                       /s/ Keefe, Bruyette & Woods, Inc.